Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-224249 and No. 333-249085) of our report dated April 23, 2025 with respect to the financial statements of Qudian Inc. (the “Company”)) and the effectiveness of internal control over financial reporting of the Company included in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

April 23, 2025